Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports First Quarter 2026 Results

Provides Q2-26 Sales and Gross Margin Guidance

WEST ORANGE, NJ, Wednesday, April 29, 2026 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the first quarter of 2026.

First Quarter 2026 Highlights

•	Net sales of $178.5 million compared to $152.2 million in Q1-25. Up 17.2% from Q1-25
•	Gross profit margin of 39.0%, up from 38.6% in Q1-25
•	GAAP net earnings attributable to Bel shareholders of $11.4 million in Q1-26, compared to net earnings of $17.9 million in Q1-25. Non-GAAP net earnings attributable to Bel shareholders of $22.8 million in Q1-26, versus $16.8 million in Q1-25
•	Adjusted EBITDA of $34.5 million (19.3% of sales), compared to $30.9 million (20.3% of sales) in Q1-25
•	Closed on acquisition of dataMate in March 2026
•	Realigned business units to enhance go-to-market strategy and expand product offerings to all customers

Farouq Tuweiq, President and Chief Executive Officer, said, “We believe Bel delivered a strong start to the year with year-over-year sales growth and solid profitability, driven by broad-based momentum, favorable mix, and disciplined execution.

“During the first quarter, we completed a business unit realignment to better align with how customers buy — enabling greater customer intimacy, faster decision-making, and a more coordinated approach to delivering our full portfolio. We expect that this will position us to bring more of Bel to each customer through integrated selling and tighter alignment across engineering, operations, and commercial teams.

“We are also seeing the benefits of our organic growth initiatives. In our Aerospace Defense & Rugged Solutions business, two new defense design contracts in Europe are progressing through final certification and on track for completion in the second quarter, as well as our first bundled Cinch and Enercon agreement on a new U.S. design. Within our Industrial Technology & Data Solutions segment, demand remains healthy across networking and data infrastructure, with improving momentum in datacenter connectivity and high-performance compute tied to AI-driven investment, supporting opportunities in power conversion, protection, and high-speed interconnect. We also welcomed dataMate, acquired in March, which adds new customers, differentiated technology, and strong talent as we expand our data solutions capabilities.

“Looking ahead, we expect to have a strong second quarter, guiding sales of $195 million to $215 million with gross margin of 38%-40%, supported by robust bookings and higher demand from our defense, commercial air, space, and data solutions customers,” concluded Mr. Tuweiq.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Thursday, April 30, 2026 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13759907 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures, and markets critical electronic components, systems and solutions for customers in aerospace, defense, industrial, and data-driven markets. Understanding that our customers face increasingly complex technical challenges, Bel delivers a comprehensive portfolio of solutions including power systems, high-reliability connectors and cable assemblies, circuit protection, and networking products that enable Original Equipment Manufacturers (OEMs) to bring their innovations to market. Bel partners closely with customers to deliver both customized and standard solutions tailored to their specific applications and performance requirements. With manufacturing facilities and technical support teams worldwide, Bel serves as a strategic partner to customers who require proven reliability in demanding end markets.

Company Contact:

Lynn Hutkin

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the second quarter of 2026; our statements regarding our expectations for future periods generally including anticipated financial performance, projections and trends for the remainder of the 2026 year ahead and other future periods; our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, and gross margin, and as to our products, product groups, customers, and end markets; statements about demand among certain categories of customers or end markets, recovery in networking and distribution channels, and views on the effects on the Company’s overall future performance; statements about additions to the leadership team and expectations regarding further alignment of the organization with customer needs and industry trends; statements about growth strategy and growth initiatives, teamwork, exploration of new opportunities, and the Company’s evolution and business realignment; and statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the markets in which Bel operates, and about broader market trends and the macroeconomic environment generally, and other statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures, relating to Bel's November 2024 acquisition of Enercon, and including, without limitation, the risk that Bel is unable to integrate the Enercon business successfully or difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); the possibility that the Bel’s intended acquisition of the remaining 20% stake in Enercon is not completed in accordance with the shareholders agreement as contemplated for any reason, and any resulting disruptions to Bel’s business and its currently 80% owned Enercon subsidiary as a result thereof; trends in demand which can affect Bel's products and results, including that demand in Enercon’s end markets can be cyclical, impacting the demand for Enercon’s products, which could be materially adversely affected by reductions in defense spending; the market concerns facing Bel's customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on Bel's products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or Bel's industry in particular; the effects of rising energy and other input costs, and cost changes generally, including the potential impact of inflationary pressures; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with Bel's international operations, including Bel's substantial manufacturing operations in China, and following Bel’s November 2024 acquisition of Enercon , risks associated with operations in Israel, which may be adversely affected by political or economic instability, military activity (including the ongoing Iran war), major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of the imposition or modification of new or increased tariffs either by the U.S. government on foreign imports or by a foreign government on U.S. exports related to the countries in which Bel transacts business and trade restrictions that may impact Bel, its customers and/or its suppliers, and risks associated with the evolving trade environment and changes in trade agreements, and general uncertainty about future changes in trade and tariff policy and the associated impacts of those changes; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws; and the risks detailed in Bel’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in subsequent reports filed by Bel with the Securities and Exchange Commission (the “SEC”), as well as other documents that may be filed by Bel from time to time with the SEC. In light of the risks and uncertainties impacting Bel's business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures, such as Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA, adjust corresponding GAAP measures for provision for income taxes, other income/expense, net, interest income/expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges (credits), gains/losses on sales of businesses and properties, acquisition related costs, earnout adjustments, impairment charges, noncontrolling interest ("NCI") adjustments from fair value to redemption value, and certain litigation costs. In addition, in the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We may use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2026	2025

Net sales	$178,491	$152,238
Cost of sales	108,893	93,419
Gross profit	69,598	58,819
As a % of net sales	39.0%	38.6%

Research and development costs	8,507	7,222
Selling, general and administrative expenses	36,730	29,507
As a % of net sales	20.6%	19.4%
Restructuring charges (credits)	76	(2,933)
Earnout liability adjustments	619	-
Income from operations	23,666	25,023
As a % of net sales	13.3%	16.4%

Interest expense	(2,530)	(4,152)
Interest income	150	275
Other (expense) income, net	(3,494)	2,639
Earnings before income taxes	17,792	23,785

Provision for income taxes	2,808	5,463
Effective tax rate	15.8%	23.0%
Net earnings	14,984	18,322
As a % of net sales	8.4%	12.0%

Less: Net earnings attributable to noncontrolling interest	972	838
Redemption value adjustment attributable to noncontrolling interest	2,633	(390)
Net earnings attributable to Bel Fuse shareholders	$11,379	$17,874

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,115	2,115
Class B common shares - basic	10,551	10,457
Class B common shares - diluted	10,554	10,457

Net earnings per common share:
Class A common shares - basic and diluted	$0.86	$1.36
Class B common shares - basic	$0.91	$1.43
Class B common shares - diluted	$0.91	$1.43

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$59,446	$57,800
Accounts receivable, net	120,036	121,490
Inventories	181,234	167,270
Other current assets	36,436	38,201
Total current assets	397,152	384,761
Property, plant and equipment, net	48,479	48,428
Right-of-use assets	20,761	22,868
Goodwill and other intangible assets, net	438,953	432,787
Other assets	46,575	46,356
Total assets	$951,920	$935,200

Liabilities, redeemable noncontrolling interest and shareholders' equity
Current liabilities:
Accounts payable	$63,965	$52,990
Operating lease liabilities, current	7,228	8,029
Other current liabilities	53,555	66,426
Total current liabilities	124,748	127,445
Long-term debt	204,500	197,500
Operating lease liabilities long-term	14,420	15,867
Other liabilities	72,544	75,714
Total liabilities	416,212	416,526
Redeemable noncontrolling interest	96,766	93,161
Shareholders' equity	438,942	425,513
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$951,920	$935,200

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC. The Company’s strategic realignment of its business units, discussed in its current report on Form 8-K filed with the SEC on April 6, 2026 (the “Prior Form 8-K”), does not impact the presentation of this supplementary information, which presents the Company’s results on a consolidated basis.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025

Cash flows from operating activities:
Net earnings	$14,984	$18,322
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,624	6,684
Stock-based compensation	2,077	1,179
Amortization of deferred financing costs	328	295
Deferred income taxes	(2,748)	(1,412)
Net unrealized losses (gains) on foreign currency revaluation	3,145	(3,663)
Other, net	26	(518)
Changes in operating assets and liabilities:
Decrease in accounts receivable	3,817	8,220
Decrease (Increase) unbilled receivables	1,021	(601)
Increase in inventories	(12,248)	(2,462)
Increase in other current assets	(546)	(3,266)
Decrease in other assets	1,019	2,925
Increase (Decrease) accounts payable	9,731	(3,374)
Decrease in accrued expenses	(6,598)	(11,058)
Decrease in accrued restructuring costs	(320)	(4,508)
(Decrease) Increase in income taxes payable	(350)	4,107
Decrease in other liabilities	(6,134)	(2,723)
Net cash provided by operating activities	13,828	8,147

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,643)	(2,790)
Investment in related party notes receivable	-	(333)
Proceeds from disposal/sale of property, plant and equipment	-	58
Acquisition of business, net of cash acquired	(15,224)	-
Net cash used in investing activities	(17,867)	(3,065)

Cash flows from financing activities:
Dividends paid to common shareholders	(840)	(829)
Repayments under revolving line of credit	(13,000)	(12,500)
Borrowings under revolving line of credit	20,000	5,000
Net cash provided by (used in) financing activities	6,160	(8,329)

Effect of exchange rate changes on cash	(475)	921

Net increase (decrease) in cash and cash equivalents	1,646	(2,326)
Cash and cash equivalents - beginning of year	57,800	68,253
Cash and cash equivalents - end of year	$59,446	$65,927

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$5,692	$2,277
Interest payments	$2,550	$4,207
ROU assets obtained in exchange for lease obligations	$106	$637

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC. The Company’s strategic realignment of its business units, discussed in its current report on Form 8-K filed with the SEC on April 6, 2026 (the “Prior Form 8-K”), does not impact the presentation of this supplementary information, which presents the Company’s results on a consolidated basis.

Bel Fuse Inc.

Supplementary Information(1)

Segment Highlights

(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q1-26	Q1-25	% Change	Q1-26	Q1-25	Basis Point Change

Aerospace, Defense & Rugged Solutions	$99,821	$83,122	20.1%	41.5%	40.1%	140
Industrial Technology & Data Solutions	78,670	69,116	13.8%	36.6%	37.3%	(70)
Total	$178,491	$152,238	17.2%	39.0%	38.6%	40

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Net Earnings to Non-GAAP Operating Income and Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2026	2025

GAAP Net earnings	$14,984	$18,322
Provision for income taxes	2,808	5,463
Other expense/income, net	3,494	(2,639)
Interest income	(150)	(275)
Interest expense	2,530	4,152
GAAP Operating Income	23,666	25,023
Restructuring charges (credits)	76	(2,933)
Earnout liability adjustments	619	-
Stock-based compensation	2,077	1,179
Acquisition related costs	1,414	-
Amortization of inventory step-up	-	958
Non-GAAP Operating Income	27,852	24,227
Depreciation and amortization	6,624	6,684
Adjusted EBITDA	$34,476	$30,911
% of net sales	19.3%	20.3%

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC. The Company’s strategic realignment of its business units, discussed in its current report on Form 8-K filed with the SEC on April 6, 2026 (the “Prior Form 8-K”), does not impact the presentation of this supplementary information, which presents the Company’s results on a consolidated basis.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended March 31, 2026					Three Months Ended March 31, 2025
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(2)	Basic Class B EPS(2)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Basic Class A EPS(2)	Basic Class B EPS(2)

GAAP measures	$17,792	$2,808	$11,379	$0.86	$0.91	$23,785	$5,463	$17,874	$1.36	$1.43
Restructuring charges	76	11	65	0.01	0.01	(2,933)	(371)	(2,562)	(0.20)	(0.21)
Earnout liability adjustments	619	99	520	0.04	0.04	-	-	-	-	-
Stock-based compensation	2,077	463	1,614	0.12	0.13	1,179	243	936	0.07	0.08
Acquisition related costs	1,414	325	1,089	0.08	0.09	-	-	-	-	-
Redemption value adjustment on redeemable NCI	-	-	2,633	0.20	0.21	-	-	(390)	(0.03)	(0.03)
Amortization of inventory step-up	-	-	-	-	-	958	220	738	0.06	0.06
Amortization of intangibles	3,700	647	3,053	0.23	0.24	3,686	648	3,038	0.23	0.24
Unrealized foreign currency exchange losses	3,145	730	2,415	0.18	0.19	(3,663)	(868)	(2,795)	(0.21)	(0.22)
Non-GAAP measures	$28,823	$5,083	$22,768	$1.72	$1.81	$23,012	$5,335	$16,839	$1.28	$1.35

(1) The supplementary information included in this press release for 2026 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the SEC. The Company’s strategic realignment of its business units, discussed in its current report on Form 8-K filed with the SEC on April 6, 2026 (the “Prior Form 8-K”), does not impact the presentation of this supplementary information, which presents the Company’s results on a consolidated basis.

(2) Individual amounts of earnings per share may not agree to the total due to rounding.